Exhibit 99.1

FOR IMMEDIATE RELEASE

Friedman Industries, Incorporated Announces First Quarter Results

June 30, 2026 Quarter Highlights:

●	Net earnings of $12.8 million; EBITDA of $19.3 million
●	Sales of $240.0 million, up 78% year-over-year
●	Record quarter sales volume, up 9% sequentially and 28% year-over-year
●	Operating cash flow of $7.3 million for the quarter

LONGVIEW, Texas, August 6, 2026 (Globe Newswire) -- Friedman Industries, Incorporated (NASDAQ/GS: FRD) announced today its results of operations for the quarter ended June 30, 2026.

"We are pleased to begin fiscal 2027 with another quarter of record sales volume and significantly improved financial performance," said Michael J. Taylor, President and Chief Executive Officer. "Our first quarter results reflect the ongoing strength of our commercial strategy, disciplined execution across our operations, and the benefits of our expanded operating platform. Net earnings increased to $12.8 million on record quarterly sales volume, demonstrating our ability to translate higher throughput and improved margins into meaningful earnings growth. Most encouraging is that most of our expanded year-over-year sales volume came from organic growth at the facilities we operated prior to the Century acquisition, underscoring the success of our investments to expand capacity utilization, win new business, and deepen customer relationships."

Taylor continued, "We have built a more diversified and capable business through disciplined investment and operational execution. Century Metals has integrated exceptionally well into our platform and continues to contribute meaningfully to both growth and profitability while expanding our geographic reach and customer offering. Together with the strong performance of our legacy operations, this demonstrates the strength of our operating model and the value of our long-term growth strategy. Combined with our strong balance sheet, broad processing capabilities, and disciplined commercial approach, we believe Friedman is well positioned to continue growing and delivering value for our customers and shareholders."

FINANCIAL RESULTS

Sales volume reached approximately 206,000 tons during the quarter ended June 30, 2026 quarter (the “2026 quarter”), an increase of approximately 45,500 tons, or 28%, compared to the quarter ended June 30, 2025 (the “2025 quarter”). Approximately 33,000 tons of the increase was attributable to same-facility volume growth at the Company's existing operations, while the remaining increase resulted from Century Metals, which was acquired in August 2025. The higher sales volume, together with improved average selling prices, contributed to net earnings of approximately $12.8 million ($1.79 diluted earnings per share) on net sales of approximately $240.0 million, compared to net earnings of approximately $5.0 million ($0.71 diluted earnings per share) on net sales of approximately $134.8 million during the 2025 quarter. EBITDA increased to approximately $19.3 million for the 2026 quarter from approximately $8.2 million for the 2025 quarter.

The table below provides our unaudited statements of operations for the quarters ended June 30, 2026 and 2025:

SUMMARY OF OPERATIONS (unaudited)

(In thousands, except for per share data)

	Three Months Ended June 30,
	2026	2025

Net Sales	$239,971	$134,777

Costs and expenses:
Costs of materials sold (excludes items shown separately below)	184,219	105,704
Processing and warehousing expense	13,427	9,328
Delivery expense	9,385	6,400
Selling, general and administrative expense	10,837	5,455
Depreciation and amortization	1,069	847

Earnings from operations	21,034	7,043

Gain (loss) on economic hedges of risk	(2,756)	276
Interest expense	(1,224)	(678)
Other income (expense)	(77)	4

Earnings before income taxes	16,977	6,645

Income tax expense	4,193	1,617

Net earnings	$12,784	$5,028

Net earnings per share:
Basic	$1.79	$0.71
Diluted	$1.79	$0.71

The table below provides summarized unaudited balance sheets as of June 30, 2026 and March 31, 2026:

SUMMARIZED BALANCE SHEETS (unaudited)

(In thousands)

	June 30, 2026	March 31, 2026
ASSETS:
Current Assets	291,106	257,039
Noncurrent Assets	82,332	79,771
Total Assets	373,438	336,810

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities	100,319	76,149
Noncurrent Liabilities	108,968	109,167
Total Liabilities	209,287	185,316

Total Stockholders' Equity	164,151	151,494

Total Liabilities and Stockholders' Equity	373,438	336,810

FLAT-ROLL SEGMENT OPERATIONS

Flat-roll segment sales for the 2026 quarter totaled approximately $221.8 million, compared to approximately $124.1 million for the 2025 quarter.

Sales volume for the 2026 quarter consisted of approximately 175,000 tons from inventory and another 17,500 tons of toll processing, compared to approximately 132,500 tons from inventory and 19,000 tons of toll processing in the 2025 quarter. The increase in sales volume was driven by stronger customer demand, successful commercial initiatives to improve capacity utilization and the acquisition of Century.

The average selling price for inventory tons sold during the 2026 quarter was approximately $1,262 per ton, compared to approximately $926 per ton during the 2025 quarter. The combination of higher sales volumes, improved average selling prices and expanded gross margins drove operating earnings to approximately $24.7 million for the 2026 quarter, compared to approximately $8.8 million for the 2025 quarter.

TUBULAR SEGMENT OPERATIONS

Tubular segment sales for the 2026 quarter totaled approximately $18.2 million, compared to approximately $10.7 million for the 2025 quarter.

Tons sold during the 2026 quarter totaled approximately 13,500 tons, compared to approximately 9,000 tons during the 2025 quarter. The average selling price was approximately $1,341 per ton during the 2026 quarter, compared to approximately $1,206 per ton during the 2025 quarter. Increased sales volume and higher average selling prices contributed to improved operating earnings during the quarter. The tubular segment recorded earnings from operations of approximately $2.1 million for the 2026 quarter, compared to approximately $1.3 million for the 2025 quarter.

OUTLOOK

The Company expects second quarter sales volumes to be comparable to first quarter volumes and anticipates sequential improvement in sales margins driven by increases in average selling prices during the second quarter.

"We enter the second quarter with strong operating momentum and expect sales volumes to remain comparable to our record first quarter levels, while higher average selling prices are anticipated to drive sequential margin improvement" Taylor said. " Our diversified operating platform, disciplined commercial approach, and strong balance sheet position us well to capitalize on growth opportunities and continue executing our long-term strategy while delivering value for our shareholders."

ABOUT FRIEDMAN INDUSTRIES

Friedman Industries, Incorporated (“the Company”), headquartered in Longview, Texas, is a diversified metals processing and pipe manufacturing company operating through two segments: flat-roll products and tubular products.

The flat-roll products segment includes processing facilities in Hickman, Arkansas; Decatur, Alabama; Miami, Florida; East Chicago, Indiana; Granite City, Illinois; and Sinton, Texas, as well as a distribution facility in Orlando, Florida. This segment processes carbon steel, stainless steel, and aluminum flat-rolled products. The Hickman, East Chicago, and Granite City facilities operate temper mills and corrective leveling cut-to-length lines; the Sinton and Decatur facilities operate stretcher leveler cut-to-length lines; and the Miami facility operates both a corrective leveling cut-to-length line and a slitting line. Additionally, the Granite City facility operates a fiber laser to further process sheet and plate into customer parts.

The tubular products segment operates in Lone Star, Texas, where the Company manufactures electric resistance welded (ERW) pipe and distributes pipe through its Texas Tubular Products division.

For more information, visit www.friedmanindustries.com.

NON-GAAP FINANCIAL MEASURES

The Company uses the non-GAAP (Generally Accepted Accounting Principles) financial measure of EBITDA in this news release. We define EBITDA as net earnings plus the following items: interest expense; provision for income tax; depreciation; and amortization. The Company presents EBITDA because it considers the measure as an important supplemental financial measure which provides additional insight for investors evaluating the Company’s financial and operational performance. The table below provides a reconciliation of net earnings to EBITDA for the periods discussed in this news release:

Reconciliation of EBITDA

(In thousands)

	Three months ended June 30,
	2026	2025
Net earnings	12,784	5,028
Interest expense	1,224	678
Provision for income taxes	4,193	1,617
Depreciation and amortization	1,069	847
EBITDA	19,270	8,170

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity and product quality.  These forward-looking statements may include, but are not limited to, everything under the header “Outlook” above, including sales volumes, margins, hedging results, and potential price increases, expectations as to financial results during the Company’s upcoming fiscal quarters, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

For further information, please refer to the Company’s Form 10-Q as filed with the SEC on August 6, 2026 or contact Alex LaRue, Chief Financial Officer – Secretary and Treasurer, at (903)758-3431.